SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549


                                FORM 8-K


                             CURRENT REPORT


                   PURSUANT TO SECTION 13 OR 15(d) OF
                 THE SECURITIES AND EXCHANGE ACT OF 1934



                            DECEMBER 11, 2000
                             Date of Report
                    (Date of earliest event reported)

                    --------------------------------

                       Commission File No. 0-29164



                     TRI-NATIONAL DEVELOPMENT CORP.

             (Name of Small Business Issuer in its charter)



          Wyoming                                  33-0741573
(State of other Jurisdiction                    I.R.S. Employer
of incorporation or organization)               Identification No.




                    480 Camino Del Rio S., Suite 140
                       San Diego, California 92108
                (Address of principal executive officers)

                             (619) 718-6370
          (Registrant's telephone number, including area code)



=========================================================================
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ITEM 5.   OTHER EVENTS

The Company has received an offer from a foreign company to buy a controlling interest of 51% of the Company's issued and outstanding common stock. Further, the Company has been given written notice that if a friendly merger and/or buyout is not successful, this foreign entity will take any and all actions necessary to consummate a merger and/or buyout, including a hostile takeover. Since the receipt of the initial offer in October of 2000, the Company has been negotiating to keep this transaction on a friendly basis. However, there can be no assurances that the Company will be successful in its efforts.

In attempting to keep negotiations on a friendly level, the Company has supplied certain information to the Investment Bankers representing this foreign entity, who the Company believes may already be shareowners. To stay in compliance with Regulation FD (Fair Disclosure) of the Securities and Exchange Commission, the Company has attached the information it has supplied that has not yet been made available to the public.

Effective October 23, 2000, Regulation FD is a new issuer disclosure rule that addresses selective disclosure. The regulation provides that when an issuer, or person acting on its behalf, discloses material nonpublic information to certain enumerated persons (in general, securities market professionals and holders of the issuer's securities who may well trade on the basis of the information), it must make public disclosure of that information. The timing of the required public disclosure depends on whether the selective disclosure was intentional or non-intentional; for an intentional selective disclosure, the issuer must make public disclosure simultaneously; for a non-intentional disclosure, the issuer must make public disclosure promptly. Under the regulation, the required public disclosure may be made by filing or furnishing a Form 8-K, or by another method or combination of methods that is reasonably designed to effect broad, non-exclusionary distribution of the information to the public.

Rule 10b5-1 addresses the issue of when insider trading liability arises in connection with a trader's "use" or "knowing possession" of material nonpublic information. This rule provides that a person trades "on the basis of" material nonpublic information when the person purchases or sells securities while aware of the information. However, the rule also sets forth several affirmative defenses, which we have modified in response to comments, to

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permit persons to trade in certain circumstances where it is clear that the information was not a factor in the decision to trade.

Rule 10b5-2 addresses the issue of when a breach of a family or other non-business relationship may give rise to liability under the misappropriation theory of insider trading. The rule sets forth three non-exclusive bases for determining that a duty of trust or confidence was owed by a person receiving information, and will provide greater certainty and clarity on this unsettled issue.

THE COMPANY HAS PRESENTED THE FOLLOWING CURRENT GENERAL STATUS OF THE COMPANY TO THE SUBJECT INVESTMENT BANKERS:

INTRODUCTION

     * The Company has assets that are estimated to be in excess of $240,000,000.

     * Its market cap (total value of shares outstanding) on October 17, 2000 at 10:12 am was $4.4 million, with a share price of $0.14.

     * The Company is publicly owned with an inside group controlling approximately 15.1%% of the outstanding shares.

     *    Total shares authorized:  100,000,000.

     *    Total shares outstanding (approximately):  35,000,000.

     * The stock is currently selling at $0.12 per share, down from a high of $1.00 in July 1999, a loss in shareholder value of 88%.

     * The Company's earnings per share for the annual fiscal period ended April 30, 2000 was $.015 per share.

     * The Company has been unprofitable for the last three fiscal years. Due primarily to the company taking advantage of property acquisition opportunities there by positioning the company for substantial future profit and growth.

     * The chief officers and directors of the Company are generally in their 40's through mid 60's.

     * The developable properties of the Company are located in the Northern Baja of Mexico and Southern California, primarily in the San Diego, California area and Arizona.

THE OPPORTUNITY

We believe that the Company is substantially undervalued as measured by the price of its stock on the NASDAQ exchange. The asset base of the Company, per balance sheet, far outstrips the value of the shares by a margin of roughly 20 to 1.

COMPANY OPINION AS TO VALUE OF INVESTMENTS CURRENTLY ON BALANCE SHEET
*    This analysis adjusts the value of the assets in Mexico to current market values.  U.S. assets are maintained at current value.
*    Future Developed Values are gross values upon completion, including cost of development.
                                               AS PER          FUTURE DEVELOPED
INVESTMENTS                                 BALANCE SHEET            VALUE
-------------------------------------------------------------------------------
NetRom, Inc. Conv. Pref. Stock                1,292,794            1,292,794
Taig Conv. Pref. Stock                        3,000,000            3,000,000
MRI Medical Diagnostics, Inc.                    18,185               18,185
Hills of Bajamar                              4,219,577          150,000,000
Plaza resort timeshares                       4,645,085           22,000,000
Bajamar Las Perlas Condos                            -                    -
Assisted living - Other Locations             2,450,516            2,450,516
Shopping Center - Plaza Rosarito             11,883,398           16,000,000
Portal del mar Condominiums                   1,484,232            6,000,000
Hall of fame fitness center                      50,708               50,708
42 Lots & 36 Condos - Plaza Rosarito                 -             3,800,000
Youngstown Gardens                           13,000,000           22,000,000
Temecula Gardens                              4,400,000            6,900,000
International Health Network                     17,334               17,334
Beach front 15 Acres - Plaza Rosarito                -            10,000,000
                                         -----------------------------------
Total Investments - Per Balance Sheet       $56,461,829
                                            ===========
Total Investments - Future Developed Value                      $241,079,021
                                                                ============

Tri-National has established a vested position in real estate developments in the Northern Baja region of Mexico - an area undergoing very dramatic and rapid growth. A major renovation to the port of Ensenada, plans for a new international airport, construction of 20th Century Fox's production studio for the

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filming of "Titanic", and the development of a major marina are all occurring within the immediate area surrounding Tri-National's developments. They are indicative of the potential and economic strength of the region and the rapid growth in which Tri-National will participate. Relationships are still the key to doing business in Mexico, and the Company has spent years developing and fostering relationships with the Baja communities in which it is working. By way of example, for the last two years at Christmas time, TND has put up a 40 foot Christmas tree at its Plaza Rosarito property and sponsored a Santa Claus giveaway of over $10,000 in presents to the children of Rosarito. The Company is seen as a contributor to the region and a desirable development partner, which has been and remains our commitment. These relationships and Tri-National's long-standing involvement in development in the region have begun to bear
fruit.   The Company expects to continue to grow dramatically over the next few years, both in asset base and earnings. The stock currently sells at a fraction of book value. As the Company's earnings grow, we further expect that we will be able to achieve a stock price allowing listing on NASDAQ, since the company already qualifies under the other requirements of asset base and being fully S.E.C. reporting. Listing on NASDAQ will immediately increase the Company's exposure and support among institutions and brokers, with obvious continued benefits for all shareholders. We believe TNAV stock represents an excellent investment value on the basis of our Baja projects alone, with potential for dramatic appreciation over the near to mid term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 11, 2000

TRI-NATIONAL DEVELOPMENT CORP.
(Registrant)


By:  Michael A. Sunstein,
     President, Chief Executive
     Officer and Chairman of
     the Board